Holders of Record, holding 5% or more of the outstanding balance for J.P. Morgan Chase Commercial Mortgage Securities Corporation
Commercial Mortgage Pass Through Certificates Series 2002 C1 as reflected in the security position listing as of January 2, 2003 provided by DTC.

Class	Name and Address of Holder	Amount Held	Percentage
A 1	Deutsche Bank and Trust Americas	21,000,000	42
	John Lasher
	648 Grassmere Park Road
	Nashville, TN 37211
A 1	DBTC Americas Suntrust	7,000,000	14
	Herb Basulto
	14 Wall Street, Floor 5
	New York, NY 10005
A 1	JPMorgan Chase Bank	12,205,000	24
	Paula Dabner
	Proxy, Class Actions, Bankruptcy
	14201 Dallas Pkwy
	Dallas, TX 75254
A 1	Northern Trust Company	2,750,000	5.5
	Karren Greene
	801 S. Canal C IN
	Chicago, IL 60607
A2	Banc of America Securities LLC	15,000,000	8.5
	Scott Reifer
	300 Harmon Meadow Blvd
	Secaucus NJ 07094
A 2	Bank of New York	25,550,000	15
	Cecile Lamarco
	One Wall Street
	New York, NY 10286
A 2	Boston Safe Deposit and Trust Co.	24,815,000	14
	Melissa Tarasovicch
	Mellon Trust
	525 William Penn Place Ste 3148
	Pittsburgh PA 15259
A 2	Citibank, N.A.	15,000,000	8.5
	David Leslie
	3800 Citibank Center B3 15
	Tampa, FL 33610
A 2	State Street Bank and Trust Co	76,325,000	43
	Joseph Callahan
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No Quincy MA 02171
A 3	The Bank of New York	59,620,000	14
	Cecile Lamarco
	One Wall Street
	New York, NY 10286
A 3	JPMorgan Chase Bank	107,315,000	26
	Paula Dabner
	Proxy Class Action Bankruptcy
	14201 Dallas Pkwy
	Dallas, TX 75254
A 3	JP Morgan Securities Inc.	33,025,000	8
	Fixed Income
	Ken Donohue
	34 Exchange Place Fl 4
	Jersey City, NJ 07302
A 3	LaSalle Bank National Assocation	22,648,000	5.5
	Stacy Ladas
	135 South LaSalle Street
	Chicago, IL 60603
A 3	Merrill Lynch Pierce Fenner Smith	99,000,000	24
	Safekeeping Veronica O'Neill
	4 Corporate Place
	Piscataway NJ 08854
A 3	The Northern Trust	22,060,000	5.3
	Amelia Henson
	801 S Canal C IN
	Chicago, IL 60607
A 3	State Street Bank and Trust Co	30,075,000	7.3
	1776 Heritage Cr.
	Global Corporate Action Unit JAB 5NW
	No Quincy MA 02171
B	Citibank N.A.	15,000,000	48
	David Leslie
	3800 Citibank Center B3 15
	Tampa, FL 33610
B	JPMorgan Chase Bank	9,624,000	31
	Paula Dabner
	Proxy Class Actions Bankruptcy
	14201 Dallas Pkwy
	Dallas, TX 75254
B	Wells Fargo Bank Minnesota, N.A.	6,000,000	19
	Issuer Services
	Care of ADP Proxy Services
	Edgewood NY 11717
C	The Bank of New York	3,498,000	10
	Cecile Lamarco
	One Wall Street
	New York, NY 10286
C	Citibank NA	7,000,000	20
	David Leslie
	3800 Citibank Center B3 15
	Tampa FL 33610
C	Deutsche Bank Trust Company Americas	17,210,000	49
	John Lasher
	648 Grassmere Park Road
	Nashville, TN 37211
C	JPMorgan Chase Bank	7,000,000	20
	Paula Dabner
	Proxy Class Actions Bankruptcy
	14201 Dallas Pkwy
	Dallas TX 75254
D	The Bank of New York	3,500,000	34.3
	Cecile Lamarco
	One Wall Street
	New York, NY 10286
D	Citibank NA	3,208,000	31.4
	David Leslie
	3800 Citibank Center B3 15
	Tampa FL 33610
D	Deutsche Bank Trust Company Americas	3,500,000	34.3
	John Lasher
	648 Grassmere Park Road
	Nashville, TN 37211